Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of this 14th day of August, 2008, by CECO ENVIRONMENTAL CORP. (“Debtor”) and its Subsidiaries (the Debtor and its Subsidiaries collectively, the “Pledging Parties”) for the benefit of ICARUS INVESTMENT CORP., an Ontario corporation (“Secured Party”).

R E C I T A L S :

WHEREAS, Secured Party has agreed to make a loan (the “Loan”) to Debtor in the principal amount of Canadian $5,000,000; and

WHEREAS, the Loan is evidenced by a Subordinated Convertible Promissory Note in the principal amount of Canadian $5,000,000 (the “Note”) of even date herewith from Debtor to Secured Party; and

WHEREAS, Secured Party requires, and the Pledging Parties are willing to grant, as security for the Loan, a security interest in all their right, title and interest in and to the “Collateral” (as such term is defined in Paragraph 18 hereof), to secure the payment and performance by Debtor of the Liabilities (as defined below in Section 2), subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, to secure the payment and performance of the Liabilities, each of the Pledged Parties hereby agrees with Secured Party as follows:

1. Grant; Collateral. Each Pledging Party hereby assigns and pledges to Secured Party, for collateral purposes, and grants to Secured Party a security interest in, all its right, title and interest in and to the Collateral (as defined in Section 18(b) hereof), subject to and in accordance with the terms and conditions set forth in this Agreement and the Note. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Note.

2. Liabilities. This Agreement, and the security interest herein granted to Secured Party, is given to secure all the following (the same being herein sometimes collectively referred to as the “Liabilities”):

(a)	the principal, interest and all other sums owed under the Note;

(b)	all amounts owed Secured Party under this Agreement including without limitation of all advances, costs or expenses paid or incurred by the Secured Party, to protect any or all of the Collateral, perform any obligation of the Pledging Parties hereunder, or to sell the Collateral.;

(c)	any and all costs of enforcement and collection of the Note and the enforcement of this Agreement, including without limitations reasonable attorneys’ fees; and

(d)	interest on all of the foregoing at the rate specified in the Note.

The parties agree that Liabilities do not include (i) the obligations of the Company under that certain Registration Rights Agreement between the Company and Secured Party dated the date hereof, (ii) any amounts under the Note that are converted to common stock under the Note, and (iii) any equity or equity related rights (including obligations pertaining to any conversion rights) under the Note.

3. Representations and Warranties. Each Pledging Party hereby represents and warrants to, and covenants with, Secured Party that:

(a)	Each Pledging Party is the absolute and exclusive owner of its respective Collateral other than leased Collateral, and except for the security interest herein granted to Secured Party and to Senior Lender (as defined in Section 17), has not made and shall not make any sale, assignment, pledge, hypothecation or other transfer of the Collateral, or any portion thereof other than in the ordinary course of business and except as permitted by the Senior Lender Credit Agreement (as defined in the Subordination Agreement which is defined in Section 17), and shall forever warrant and defend Secured Party’s title and interest in and to the Collateral against the claims and demands of all persons whomsoever, subject to the terms of the Subordination Agreement (as defined in Section 17);

(b)	Except for the security interest herein granted to Secured Party, to the Senior Lender and the other Permitted Liens (as defined in the Senior Lender Credit Agreement), the Collateral is free and clear of all liens, charges, claims, encumbrances and security interests as of the date hereof;

(c)	The Pledging Parties will keep the Collateral, to the extent applicable, in good order, repair and condition and free and clear of all levies, attachments, liens, charges, claims, encumbrances, security interests of every kind and nature, except for the assignment and security interests herein granted to Senior Lender, Secured Party and the other Permitted Liens (as defined in the Senior Lender Credit Agreement);

(d)	No instruments of assignment and transfer or financing statements covering the Collateral, or any part thereof, have been executed by the Pledging Parties or are on file in any public office, except for those in favor of Secured Party and Senior Lender and any other applicable Permitted Liens (as defined in the Senior Lender Credit Agreement), and the Pledging Parties will not execute, or file or cause to be filed in any public office, any instruments of assignment and transfer or any financing statement or statements, affecting the Collateral, or any part thereof, except in favor of Secured Party or Senior Lender;

(e)

Each Pledging Party will, at the request of Secured Party, execute or join with Secured Party in executing and, at Pledging Parties’ expense, file and refile under the Uniform Commercial Code of the State in which such Pledging

Party is organized or incorporated (the “Code”), such financing statements and amendments thereto, continuation statements and other documents in such states and in such offices as Secured Party may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve Secured Party’s security interest in the Collateral, and each Pledging Party hereby authorizes Secured Party to file any and all such financing statements, amendments thereto and continuation statements and other documents relative to all or any part of the Collateral without the signature of such Pledging Party where permitted by law;

(f)	No Pledging Party shall use or permit the Collateral to be used in violation of any applicable law, ordinance, rule, regulation or requirement, now or hereafter in effect, of governmental authorities or any policy or contract of insurance;

(g)	Each Pledging Party shall perform and comply with all policies of insurance, and the rules and requirements of underwriters’ and fire prevention agencies, and all laws, ordinances, rules and regulations relating to, and shall promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against, the ownership, operation, possession, maintenance, use or method of use of the Collateral;

(h)	Secured Party or its representatives shall have the right to inspect, at each Pledging Party’s place of business, the Collateral, at any time and from time to time, at reasonable times during normal business hours and upon reasonable notice to such Pledging Party;

(i)	Each Pledging Party shall, at such time or times as Secured Party may request and at such Pledging Party’s cost and expense, prepare list(s), in such form as shall be reasonably satisfactory to Secured Party, certified by such Pledging Party describing in reasonable detail all Collateral of such Pledging Party subject to this Agreement;

(j)	Each Pledging Party shall promptly give written notice to Secured Party of any damage to or destruction of its Collateral, or any part thereof, by fire or other casualty, or by condemnation or taking. No Pledging Party shall make, accept or consent to any settlement or agreement in respect of insurance or condemnation proceeds except as agreed in writing by Senior Lender, and if no such consent is required, by Secured Party; and

(k)	None of the Collateral is in a damaged or destroyed condition by reason of fire or other casualty in excess of $500,000.

4. Events of Default. Each Pledging Party hereby agrees that the occurrence or existence of any one of the following events or conditions, as well as those events or conditions as defined in the Note as Events of Default shall constitute an Event of Default herein (referred to herein singularly as “Event of Default” and collectively as “Events of Default”):

(a)	any material representation or warranty made by Debtor in the Note or by a Pledging Party in this Agreement shall be breached or violated, or prove to be false, misleading or inaccurate, in any material respect which is not cured within 10 days following notice from Secured Party;

(b)	any attachment, seizure or levy shall be made upon the Collateral, in whole or in part which is not cured within 10 days following notice from Secured Party;

(c)	a Pledging Party shall sell, assign or otherwise transfer, voluntarily or involuntarily, all or any part of the Collateral, except as expressly permitted herein which is not cured within 10 days following notice from Secured Party;

(d)	Debtor shall fail to pay, perform and discharge the Liabilities, when and as due in accordance with the Note, and such failure shall continue uncured or uncorrected past the applicable curative periods, if any;

(e)	except for the security interest granted to Secured Party herein and to the Senior Lender, any security interest, lien, charge or encumbrance against the Collateral other than valid leases of property to a Pledging Party and any other Permitted Liens (as defined in the Senior Lender Credit Agreement), whether prior to, concurrent with or subsequent to the interest herein granted to Secured Party, shall accrue (other than to the Senior Lender) which is not cured within 10 days following notice from Secured Party;

(f)	the failure by a Pledging Party to perform an obligation under, or the occurrence of any other default with respect to any provision of this Agreement other than as specifically described in any other clause of this Section 4, and the continuation of such default for a period of ten (10) days after written notice thereof;

(g)	breach by a Pledging Party of any of the covenants, representations, warranties or other obligations hereunder which is not cured within 10 days following notice from Secured Party; or

(h)

the failure by Debtor to perform any obligation under, or the occurrence of any other default or event of default with respect to any provision of the Note (other than as specifically described in any other clause of this Section 4), which is not cured within the time period provided therefor, if any. For purposes of the foregoing definition, with respect to any event or occurrence which constitutes an Event of Default hereunder solely by reason of its constituting a default under another document or instrument, to the extent (if any) that such other document or instrument provides a grace or cure period with respect to such default, the same grace or cure period, and only such period, shall apply with respect thereto under this Agreement.

5. Remedies. Upon the occurrence or existence of any of the Events of Default, then at the option of Secured Party and without demand or notice to any Pledging Party (demand and notice as to any such Events of Default being hereby expressly waived by each Pledging Party except as expressly provided in Paragraph 4 hereof), Secured Party shall, to the fullest extent permitted by law, be entitled, subject to the Subordination Agreement, to:

(a) appropriate and apply on the payment of the Liabilities (whether or not due and in any order of priority as may be selected by Secured Party in its sole discretion), any and all accounts or monies held in possession of Secured Party for the benefit of a Pledging Party;

(b) enter upon a Pledging Party’s premises and take possession of the Collateral;

(c) exercise in respect to the Collateral all the rights, powers and remedies available to Secured Party upon default under the Code then in effect, including the right to sell, publicly or privately, the Collateral, or any part thereof; and

(d) exercise any and all other rights, powers and remedies as may be provided in the Note and such other rights and remedies as may be provided at law or in equity.

If any notification of intended disposition of the Collateral is required by law, such notification, if mailed shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, full postage prepaid, sent by certified mail return receipt requested, addressed to a Pledging Party, at the address appearing on the records of Secured Party. Upon any sale of all, or any part of, the Collateral by Secured Party hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication or non-application thereof.

6. Application of Proceeds. All proceeds of sale of any of the Collateral by Secured Party as herein provided shall be applied in any order of priority determined by Secured Party which is in accordance with the terms of the Note and the Subordination Agreement.

7. Incorporation of Note. It is expressly understood and agreed that all the terms, covenants, conditions, agreements, representations, warranties, obligations and provisions contained in the Note are, by this reference, adopted and incorporated in this

Agreement to the same full extent and with the same binding force and effect as if all such terms, covenants, conditions, representations, warranties, obligations and provisions thereof were herein stated in full, it being the express intent that the Note complement and supplement this Agreement to the extent necessary or required to protect, preserve and confirm the rights, powers and remedies of Secured Party in respect of the Liabilities.

8. Secured Party’s Right to Cure. If a Pledging Party shall fail to do any act or thing which such Pledging Party has covenanted to do hereunder, or any covenant, representation or warranty by a Pledging Party shall be breached or violated, Secured Party may, but shall not be obligated to, after the expiration of the applicable curative or grace period, if any, except in the case of an emergency, do the same or cause it to be done, or remedy such breach or violation, and if, in connection therewith, Secured Party shall make any advances or expenditures of money for the account of such Pledging Party, then there shall be added to the Liabilities the reasonable costs or expenses so paid or incurred by Secured Party, and any and all amounts paid or incurred by Secured Party in taking any such action shall be repaid to Secured Party upon demand being made to such Pledging Party therefor and shall bear interest at the Default Rate, as defined in the Note from the date advanced or expended, to and including the date of repayment.

9. Waiver of Liability. Nothing herein contained shall be construed as constituting Secured Party a trustee or mortgagee in-possession. In the exercise of the powers herein granted and assigned to Secured Party, no liability shall be asserted or enforced against Secured Party, all such liability being expressly waived and released by each Pledging Party and any person or persons claiming by, through or under a Pledging Party.

10. Indemnity. Each Pledging Party shall and does hereby agree to indemnify, protect, save and hold forever harmless Secured Party and its agents (collectively, “Secured Party’s Indemnitees”) from and against any and all liability, loss and damage, including court costs and reasonable attorneys’ fees and expenses, which Secured Party’s Indemnitees, or any of them, may or might incur, suffer or sustain under or by reason of this Agreement and from and against any and all claims and demands whatsoever which may be asserted against Secured Party’s Indemnitees, or any of them, by reason of any alleged or actual obligations or undertakings on Secured Party’s part to perform or discharge any of the terms, covenants and agreements contained in this Agreement. If any of Secured Party’s Indemnitees shall incur any such liability, loss or damage or by reason of this Agreement, or in the defense of any claims or demands, or otherwise, the amount thereof, including court costs, and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Pledging Parties, jointly and severally, shall, upon demand, immediately reimburse Secured Party’s Indemnitees therefor, together with interest thereon at the Base Rate, from the date of demand until reimbursement is made.

11. Inaction of Secured Party. Secured Party shall not, in any way, be responsible for failure to do any or all of the things for which rights, interests, power or authority are herein granted and assigned to Secured Party, nor shall Secured Party be required to make an accounting for the benefit of the Pledging Parties, except for monies actually received by Secured Party in accordance with the terms hereof, each Pledging Party hereby expressly waiving, and releasing Secured Party from any and all such responsibility, liability and requirements.

12. Parity of Security. In the event of a default by Debtor under either of the Note or this Agreement, Secured Party may realize upon the security given under the this Agreement singly, successively or cumulatively, at such time and in such order as Secured Party may, in its sole discretion, elect.

13. Foreclosure or Other Judgments. No judgment or decree which may be entered on any Liabilities shall operate to abrogate or lessen the effect of this Agreement, but this Agreement shall continue in full force and effect until the full and final payment and discharge of any and all Liabilities, in whatever form the Liabilities may be, and of any and all costs and expenses incurred and sustained by virtue of the authority herein contained have been fully paid from the proceeds of the Collateral, or until such time as this Agreement may be voluntarily released. This Agreement shall also remain in full force and effect during the pendency of any foreclosure proceedings, both before and after sale, until the issuance of a deed pursuant to a foreclosure decree, unless the Liabilities are fully and finally paid and discharged.

14. No Waiver. No failure on the part of Secured Party to exercise, and no delay in exercising, any rights, powers, privileges, interests or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers, privileges, interests or remedies by Secured Party preclude any other or further exercise thereof or the exercise of any other rights, powers, privileges, interests or remedies. All rights, powers and remedies hereunder are cumulative and not exclusive of any other rights, powers or remedies provided in the Note, this Agreement, or any of the Loan Documents, or at law or in equity, and each and all such rights, powers and remedies provided in the Note or this Agreement, or at law or in equity, and each and all such rights, powers and remedies may be pursued or exercised single, successively or cumulatively, at such time or times and in such order as Secured Party may, in its sole discretion, elect.

15. Release and Discharge. At the time when all Liabilities and all obligations of Debtor hereunder have been fully and finally paid and performed, this Agreement shall terminate and be of no further force and effect. After such termination, if requested by a Pledging Party, Secured Party shall execute and deliver to such Pledging Party for filing in each office in which any financing statement relative to its Collateral, or any part thereof, shall be filed, a termination statement under the Code and shall also execute and deliver to such Pledging Party a release of any and all of the Collateral for the purpose of releasing Secured Party’s interest in the Collateral, all without recourse to or representation, warranty and covenant by Secured Party and at the cost and expense of such Pledging Party.

16. Further Assurances. Each Pledging Party agrees to perform such further acts and things and to execute and deliver to Secured Party such additional assignments, agreements, assurances, certificates, opinions and other documents and instruments as Secured Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement, or to better assure, perfect, protect, preserve and confirm unto Secured Party its rights, powers, privileges, interest and remedies under this Agreement provided such additional assignments, agreements, assurances, certificates, opinions or other documents or instruments which are consistent with the terms hereof and of the other Loan Documents and do not impose additional liabilities or obligations on the Debtor.

17. Subordination. This Agreement, and the security interests and other liens and rights granted herein, are subordinate to a senior credit facility of Debtor and the Pledging Parties in favor of Fifth Third Bank (“Senior Lender”), as lender, pursuant to the terms of that certain Subordination Agreement dated the date hereof between Secured Party and Senior Lender (the “Subordination Agreement”).

18. Definitions. For purposes of this Section 18, capitalized terms used but not specifically defined in this Agreement shall have the meanings ascribed to them in the Code. As used herein, the following terms shall have the meanings set forth below:

(a)	“Accounts” shall mean and include: (i) any and all rights to the payment of money or other forms of consideration of any kind now or hereafter owing or to be owing to the Debtor (whether classified under the UCC as Accounts, Chattel Paper, Electronic Chattel Paper, General Intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and any other debts, obligations and liabilities in whatever form now or hereafter owing to the Debtor, all guarantees, security and liens which secure payment of any of the foregoing, all the Debtor’s rights to goods, now owned or hereafter acquired by the Debtor, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (ii) all proceeds of any of the foregoing.

(b)	“Collateral” shall mean all of each Pledging Party’s personal property, including, without limitation, Accounts, Instruments, Documents, contract rights, General Intangibles, Chattel Paper, Inventory, Instruments, Equipment, Goods, Fixtures, Commercial Tort Claims, Investment Property, Letter-of-Credit Rights, Letters of Credit, leasehold improvements, accounts receivable, documents of title, policies and certificates of insurance, all insurance proceeds, securities, cash, money, Deposit Accounts, Payment Intangibles, trademarks, trade names, patents, copyrights, applications for trademarks, patents and copyrights, and other intellectual property rights, and all other tangible and intangible property owned by the Debtor, and books and records relating to the foregoing and all the products and proceeds of the foregoing.

(c)	“Subsidiaries” means CECO Group Inc., CECO Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, kbd/Technic, Inc., CECOAire, Inc., CECO Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc., FM, LLC, CECO Mexico Holdings LLC, and Fisher-Klosterman, Inc.

19. Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if given as set forth in the Note.

20. Miscellaneous. It is further understood and agreed that:

(a)	Time is of the essence with respect to each and every covenant, agreement and obligation of the Pledging Parties under this Agreement;

(b)	This Agreement, and all the terms, covenants agreements and conditions hereof, shall extend to, be binding upon and enforceable against each Pledging Party and its successors and assigns, but the privileges and benefits herein accruing to each Pledging Party shall extend and inure only to such of its successors and assigns as may be permitted pursuant to this Agreement. All liabilities and obligations of Pledging Parties hereunder are, and shall be, at all times, joint and several;

(c)	This Agreement, and all the terms, covenants, agreements and conditions hereof, shall extend to and inure to the benefit of Secured Party, its successors and assigns;

(d)	The representations, warranties and covenants made by Pledging Parties under this Agreement are, and shall be deemed to be, of continuing force and effect until all the Liabilities have been fully and finally paid and performed;

(e)	Each Pledging Party agrees jointly and severally to pay, on demand of Secured Party, all reasonable costs and expenses paid, sustained or incurred by Secured Party, including without limitation, court costs and reasonable attorneys’ fees and expenses, in connection with the enforcement of this Agreement;

(f)	The singular shall include the plural, and the plural the singular, and pronouns of any gender shall include the other gender, wherever required by the context hereof;

(g)	Except as otherwise specifically provided herein, Secured Party has the right, whenever its consent or approval is required hereunder, to withhold, or to refuse to grant, such consent or approval, which right is exercisable by Secured Party in its absolute discretion;

(h)	The paragraph headings of this Agreement are for convenience only and are not intended to alter, limit or enlarge in any way the scope or meaning of the language hereof; and

(i)	EACH PLEDGING PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. DEBTOR HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL, INDUCEMENT FOR SECURED PARTY TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN SECURED HEREBY AND BY THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Debtor has hereto set its hand and seal to this Agreement as of the date first above written, pursuant to proper authority duly granted.

PLEDGING PARTIES:	CECO ENVIRONMENTAL CORP.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, CFO

CECO GROUP INC.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, CFO

CECO FILTERS, INC.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

NEW BUSCH CO., INC.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

THE KIRK & BLUM MANUFACTURING COMPANY

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

kbd/TECHNIC, INC.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

CECOAIRE, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

CECO ABATEMENT SYSTEMS, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

H.M. WHITE, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Treasurer

EFFOX INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

GMD ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Treasurer

FM, LLC

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Treasurer

CECO MEXICO HOLDINGS LLC

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Treasurer

FISHER-KLOSTERMAN, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary

SECURED PARTY:	ICARUS INVESTMENT CORPORATION

	By:	/s/ Phillip DeZwirek

	Its:	/s/ President